EXHIBIT 99(j) (i)


            Consent of Independent Registered Public Accounting Firm


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 10, 2004, relating to the financial statements and financial statement schedules of Prudential Financial, Inc. (the "Company"), which report appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the use in this Registration Statement of our report dated June 11, 2004 relating to the financial statements of Prudential Global Funding, Inc.


/s/ PricewaterhouseCoopers LLP
June 16, 2004